Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Second Quarter 2015 Financial Results

TUPELO, MS, July 20, 2015/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and six months ended June 30, 2015.

Highlights for the second quarter of 2015 included:

•	Net income of $39.7 million or $0.41 per diluted share.

•	Net operating income of $39.7 million or $0.41 per diluted share.

•	Generated net loan growth of $280.6 million, or 11.6 percent on an annualized basis.

•	Elevated recoveries of previously charged-off loans, which resulted in net recoveries of $6.7 million, contributed to a negative provision for credit losses of $5.0 million.

•	Mortgage lending revenue totaled $14.1 million, including a positive mortgage servicing rights (“MSR”) valuation adjustment of $4.3 million.

•	Continued progress toward improving cost structure reflected by decline in efficiency ratio to 69.52 percent.

The Company reported net income of $39.7 million, or $0.41 per diluted share, for the second quarter of 2015 compared with net income of $30.9 million, or $0.32 per diluted share, for the second quarter of 2014 and net income of $32.3 million, or $0.33 per diluted share, for the first quarter of 2015. Additionally, the Company reported net income of $72.0 million, or $0.74 per diluted share, for the first six months of 2015 compared to $59.3 million, or $0.62 per diluted share, for the first six months of 2014.

The Company reported net operating income (excluding merger related and other non-operating expenses) of $39.7 million, or $0.41 per diluted share, for the second quarter of 2015 compared to $31.5 million, or $0.33 per diluted share, for the second quarter of 2014 and $32.3 million, or $0.33 per diluted share, for the first quarter of 2015.

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BXS Announces Second Quarter Results

July 20, 2015

“Our second quarter results reflect our Company’s most profitable quarter since 2008,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “Progress in core fundamentals across all areas of our Company continues to drive earnings improvement. Our lenders continue to develop relationships and win new business as evidenced by net loan growth of over $280 million, or approximately 12 percent annualized, for the quarter. Our credit quality remains strong as elevated recoveries of previously charged-off loans contributed to a negative provision for credit losses of $5.0 million. Finally, we continue to challenge expenses and improve our cost structure. While we have more work to do on our expense base, we are pleased to report a decline in our quarterly efficiency ratio to 69.52 percent for the quarter.”

Net Interest Revenue

Net interest revenue was $107.3 million for the second quarter of 2015, an increase of 4.1 percent from $103.1 million for the second quarter of 2014 and an increase of 1.2 percent from $106.1 million for the first quarter of 2015. The fully taxable equivalent net interest margin was 3.54 percent for the second quarter of 2015 compared to 3.59 percent for the second quarter of 2014 and 3.56 percent for the first quarter of 2015. Yields on loans and leases declined to 4.23 percent for the second quarter of 2015 from 4.38 percent for the second quarter of 2014 and declined from 4.31 percent for the first quarter of 2015, while yields on total interest earning assets were 3.78 percent for the second quarter of 2015 compared with 3.88 percent for the second quarter of 2014 and 3.80 percent the first quarter of 2015. The average cost of deposits was 0.23 percent for the second quarter of 2015 compared to 0.28 percent for the second quarter of 2014 and 0.24 percent for the first quarter of 2015.

Asset, Deposit and Loan Activity

Total assets were $13.6 billion at June 30, 2015 compared with $13.0 billion at June 30, 2014. Loans and leases, net of unearned income, were $10.0 billion at June 30, 2015 compared with $9.3 billion at June 30, 2014.

Total deposits were $11.1 billion at June 30, 2015 compared with $10.7 billion at June 30, 2014. A decrease in time deposits of $207.3 million, or 9.7 percent, at June 30, 2015 compared to June 30, 2014 was more than offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $193.7 million, or 7.1 percent, over the same period. Additionally, savings deposits increased $108.4 million, or 8.3 percent, while interest bearing demand deposits increased $369.7 million, or 8.2 percent, over the same period. At June 30, 2015, $680.3 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.65 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a negative provision for credit losses of $5.0 million, compared to no recorded provision for the second quarter of 2014 and a negative provision of $5.0 million for the first quarter of 2015. Total non-performing assets (“NPAs”) were $103.7 million, or 1.04 percent of net loans and leases, at June 30, 2015 compared with $128.9 million, or 1.38 percent of net loans and leases, at June 30, 2014, and $89.4 million, or 0.92 percent of net loans and leases, at March 31, 2015.

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BXS Announces Second Quarter Results

July 20, 2015

Net recoveries for the second quarter of 2015 were $6.7 million, compared with net charge-offs of $2.6 million for the second quarter of 2014 and $0.8 million for the first quarter of 2015. Gross charge-offs were $5.0 million for the second quarter of 2015, compared with $5.6 million for the second quarter of 2014 and $4.8 million for the first quarter of 2015. Gross recoveries of previously charged-off loans were $11.7 million for the second quarter of 2015, compared with $3.0 million for the second quarter of 2014 and $4.0 million for the first quarter of 2015. The increase in recoveries for the current quarter was driven primarily by a single recovery of a previously charged-off loan totaling $6.0 million. Annualized net recoveries were 0.27 percent of average loans and leases for the second quarter of 2015, compared with annualized net charge-offs of 0.11 percent for the second quarter of 2014 and 0.03 percent for the first quarter of 2015.

Non-performing loans (“NPLs”) were $79.4 million, or 0.79 percent of net loans and leases, at June 30, 2015, compared with $73.7 million, or 0.79 percent of net loans and leases, at June 30, 2014, and $61.5 million, or 0.63 percent of net loans and leases, at March 31, 2015. The allowance for credit losses was $138.3 million, or 1.38 percent of net loans and leases, at June 30, 2015 compared with $147.1 million, or 1.58 percent of net loans and leases, at June 30, 2014 and $136.7 million, or 1.40 percent of net loans and leases, at March 31, 2015.

NPLs at June 30, 2015 consisted primarily of $67.8 million of nonaccrual loans, compared with $54.4 million of nonaccrual loans at March 31, 2015. The increase in nonaccrual loans during the quarter was driven by three relationships that are not concentrated in any specific geography or loan type. Payments received on nonaccrual loans during the second quarter of 2015 totaled $16.1 million, compared with payments received on such loans of $18.9 million during the first quarter of 2015. NPLs at June 30, 2015 also included $1.6 million of loans 90 days or more past due and still accruing, compared with $1.6 million of such loans at March 31, 2015, and included restructured loans still accruing of $10.1 million at June 30, 2015, compared with $5.4 million of such loans at March 31, 2015. Early stage past due loans, representing loans 30-89 days past due, totaled $23.8 million at June 30, 2015 compared to $29.1 million at March 31, 2015.

Other real estate owned (“OREO”) decreased $3.6 million to $24.3 million during the second quarter of 2015 from $27.9 million at March 31, 2015. This net decrease reflected $1.7 million of OREO added through foreclosure, offset by sales of OREO of $4.3 million. Write-downs in the value of existing properties were $1.0 million for the second quarter of 2015 compared to $2.2 million for the first quarter of 2015. Sales of OREO during the second quarter of 2015 resulted in a net loss of $0.2 million compared to a net gain of $0.8 million for the first quarter of 2015. At June 30, 2015, OREO was carried at 42.6 percent of the aggregate loan balances at the time of foreclosure, compared with 39.0 percent at March 31, 2015.

Noninterest Revenue

Noninterest revenue was $74.3 million for the second quarter of 2015, compared with $69.8 million for the second quarter of 2014 and $73.3 million for the first quarter of 2015. These results included a positive MSR valuation adjustment of $4.3 million for the second quarter of 2015 compared with a negative MSR valuation adjustment of $2.1 million for the second quarter of 2014 and a negative MSR valuation adjustment of $3.0 million for the first quarter of 2015. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

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BXS Announces Second Quarter Results

July 20, 2015

Excluding the MSR valuation adjustments, net mortgage lending revenue was $9.8 million for the second quarter of 2015, compared with $11.2 million for the second quarter of 2014 and $11.6 million for the first quarter of 2015. Mortgage origination volume for the second quarter of 2015 was $417.2 million, compared with $291.0 million for the second quarter of 2014 and $311.1 million for the first quarter of 2015.

Credit and debit card fee revenue was $9.3 million for the second quarter of 2015, compared with $8.6 million for the second quarter of 2014 and $8.5 million for the first quarter of 2015. Deposit service charge revenue was $11.5 million for the second quarter of 2015, compared with $12.4 million for the second quarter of 2014 and $11.3 million for the first quarter of 2015. Insurance commission revenue was $29.3 million for the second quarter of 2015, compared with $28.6 million for the second quarter of 2014 and $33.5 million for the first quarter of 2015. Wealth management revenue was $5.5 million for the second quarter of 2015, compared with $5.8 million for the second quarter of 2014 and $6.2 million for the first quarter of 2015.

Noninterest Expense

Noninterest expense for the second quarter of 2015 was $128.2 million, compared with $128.0 million for the second quarter of 2014 and $136.9 million for the first quarter of 2015. Salaries and employee benefits expense was $79.8 million for the second quarter of 2015 compared to $74.7 million for the second quarter of 2014 and $81.2 million for the first quarter of 2015. Both the first and second quarters of 2015 reflect an increase in pension expense compared with the same quarters from the prior year. Total annual pension expense for 2015 is expected to be approximately $7 million higher than 2014 due to annual revisions to actuarial assumptions, including updates to the Society of Actuaries pension plan mortality tables. Foreclosed property expense was $1.6 million for the second quarter of 2015 compared with $4.2 million for the second quarter of 2014 and $2.0 million for the first quarter of 2015. Deposit insurance assessments were $2.4 million for the second quarter of 2015 compared to $2.0 million for the second quarter of 2014 and $2.3 million for the first quarter of 2015. During the first quarter of 2015, the Company incurred expense of $5.5 million to increase its litigation accrual for probable losses related to certain ongoing legal matters.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.32 percent at June 30, 2015, compared with 12.24 percent at June 30, 2014 and 12.07 percent at March 31, 2015. The ratio of tangible shareholders’ equity to tangible assets was 10.26 percent at June 30, 2015, compared with 10.03 percent at June 30, 2014 and 9.99 percent at March 31, 2015.

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BXS Announces Second Quarter Results

July 20, 2015

Estimated regulatory capital ratios at June 30, 2015 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.81 percent at June 30, 2015 and total risk based capital of 14.04 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Transaction Closings and Announcements

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of June 30, 2015, OIB, on a consolidated basis, reported total assets of $654.2 million, total loans of $463.2 million and total deposits of $543.0 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The terms of the amended agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of June 30, 2015, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $604.2 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The terms of the amended agreement provide for a minimum total deal value of

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BXS Announces Second Quarter Results

July 20, 2015

$202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014, the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014, the Annual Report on Form 10-K that was previously filed with the SEC on February 24, 2015, and the Current Report on Form 8-K that was previously filed with the SEC on July 1, 2015.

Summary

Rollins concluded, “I am pleased to see the hard work and commitment of our teammates continue to drive better operating performance. Each quarter, we are seeing different teams step up and produce significant levels of growth. Our lending teams as well as our mortgage, insurance, and wealth management teams have contributed to meaningful revenue growth for our Company over the past several quarters. We’ve been able produce this revenue growth while continuing to challenge expenses and improve our operating efficiency. We are confident this simple approach will allow us to continue to improve performance going forward.”

Conference Call

BancorpSouth will conduct a conference call to discuss its second quarter 2015 results on July 21, 2015, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.6 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 284 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program,

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BXS Announces Second Quarter Results

July 20, 2015

the findings and results of the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, the impact of litigation regarding debit card fees and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the findings and results of the CFPB and the DOJ in their review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Earnings Summary:
Interest revenue	$114,630	$113,497	$114,237	$113,922	$111,499
Interest expense	7,321	7,424	7,792	8,309	8,418

Net interest revenue	107,309	106,073	106,445	105,613	103,081
Provision for credit losses	(5,000)	(5,000)	—	—	—

Net interest revenue, after provision for credit losses	112,309	111,073	106,445	105,613	103,081
Noninterest revenue	74,314	73,315	63,513	69,278	69,838
Noninterest expense	128,177	136,933	130,046	133,699	127,954

Income before income taxes	58,446	47,455	39,912	41,192	44,965
Income tax expense	18,733	15,189	11,252	12,414	14,097

Net income	$39,713	$32,266	$28,660	$28,778	$30,868

Balance Sheet - Period End Balances
Total assets	$13,634,931	$13,630,322	$13,326,369	$13,071,557	$12,985,887
Total earning assets	12,492,532	12,468,322	12,163,897	11,929,416	11,794,445
Total securities	2,251,153	2,194,373	2,156,927	2,211,462	2,332,192
Loans and leases, net of unearned income	10,007,571	9,726,970	9,712,936	9,510,542	9,311,661
Allowance for credit losses	138,312	136,660	142,443	143,950	147,132
Total deposits	11,134,961	11,252,654	10,972,339	10,701,537	10,670,414
Long-term debt	73,962	76,055	78,148	81,742	83,835
Total shareholders’ equity	1,680,196	1,645,208	1,606,059	1,610,543	1,588,850
Balance Sheet - Average Balances
Total assets	$13,516,546	$13,457,668	$13,131,130	$12,987,103	$12,933,879
Total earning assets	12,443,960	12,398,058	12,038,265	11,892,493	11,825,994
Total securities	2,211,931	2,190,989	2,180,000	2,272,114	2,394,045
Loans and leases, net of unearned income	9,868,318	9,670,987	9,579,059	9,393,709	9,232,743
Total deposits	11,148,246	11,126,210	10,802,194	10,662,841	10,650,077
Long-term debt	73,962	76,078	79,387	81,742	83,967
Total shareholders’ equity	1,659,991	1,624,496	1,613,239	1,600,721	1,574,588
Nonperforming Assets:
Non-accrual loans and leases	$67,766	$54,418	$58,052	$54,612	$64,533
Loans and leases 90+ days past due, still accruing	1,568	1,615	2,763	1,925	2,406
Restructured loans and leases, still accruing	10,109	5,433	10,920	12,398	6,712

Non-performing loans (NPLs)	79,443	61,466	71,735	68,935	73,651

Other real estate owned	24,299	27,889	33,984	42,691	55,253

Non-performing assets (NPAs)	$103,742	$89,355	$105,719	$111,626	$128,904

Financial Ratios and Other Data:
Return on average assets	1.18%	0.97%	0.87%	0.88%	0.96%
Return on average shareholders’ equity	9.60%	8.06%	7.05%	7.13%	7.86%
Return on tangible equity	11.66%	9.84%	8.81%	8.83%	9.74%
Pre-tax pre-provision return on average assets	1.59%	1.29%	1.21%	1.26%	1.39%
Noninterest income to average assets	2.21%	2.21%	1.92%	2.12%	2.17%
Noninterest expense to average assets	3.80%	4.13%	3.93%	4.08%	3.97%
Net interest margin-fully taxable equivalent	3.54%	3.56%	3.60%	3.62%	3.59%
Net interest rate spread	3.44%	3.46%	3.49%	3.50%	3.48%
Efficiency ratio (tax equivalent)	69.52%	75.17%	75.25%	75.19%	72.76%
Loan/deposit ratio	89.88%	86.44%	88.52%	88.87%	87.27%
Price to earnings mult (avg)	18.80	18.43	18.45	16.64	21.00
Market value to book value	148.34%	136.26%	134.91%	120.13%	148.53%
Market value to book value (avg)	142.10%	127.91%	130.16%	129.54%	143.72%
Market value to tangible book value	182.42%	168.52%	167.95%	149.58%	185.73%
Market value to tangible book value (avg)	174.75%	158.20%	162.04%	161.30%	179.75%
Headcount FTE	3,935	3,924	3,948	3,938	3,981

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BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	(0.27%)	0.03%	0.06%	0.13%	0.11%
Provision for credit losses to average loans and leases (annualized)	(0.20%)	(0.21%)	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.38%	1.40%	1.47%	1.51%	1.58%
Allowance for credit losses to non-performing loans and leases	174.10%	222.33%	198.57%	208.82%	199.77%
Allowance for credit losses to non-performing assets	133.32%	152.94%	134.74%	128.96%	114.14%
Non-performing loans and leases to net loans and leases	0.79%	0.63%	0.74%	0.72%	0.79%
Non-performing assets to net loans and leases	1.04%	0.92%	1.09%	1.17%	1.38%
Equity Ratios:
Total shareholders’ equity to total assets	12.32%	12.07%	12.05%	12.32%	12.24%
Tangible shareholders’ equity to tangible assets	10.26%	9.99%	9.92%	10.14%	10.03%
Capital Adequacy:
Common Equity Tier 1 capital	12.60%	12.60%	N/A	N/A	N/A
Tier 1 capital	12.81%	12.81%	13.26%	13.18%	13.09%
Total capital	14.04%	14.07%	14.52%	14.43%	14.35%
Tier 1 leverage capital	10.96%	10.71%	10.55%	10.47%	10.33%
Estimated for current quarter
Common Share Data:
Basic earnings per share	$0.41	$0.33	$0.30	$0.30	$0.32
Diluted earnings per share	0.41	0.33	0.30	0.30	0.32
Cash dividends per share	0.08	0.08	0.08	0.08	0.05
Book value per share	17.37	17.04	16.69	16.77	16.54
Tangible book value per share	14.12	13.78	13.40	13.46	13.23
Market value per share (last)	25.76	23.22	22.51	20.14	24.57
Market value per share (high)	26.68	23.68	23.28	25.43	25.55
Market value per share (low)	22.83	19.64	19.22	20.11	22.16
Market value per share (avg)	24.68	21.80	21.72	21.72	23.78
Dividend payout ratio	18.25%	22.40%	25.17%	25.03%	15.56%
Total shares outstanding	96,755,530	96,544,502	96,254,903	96,065,021	96,046,057
Average shares outstanding - basic	96,625,794	96,359,885	96,173,000	96,052,260	96,034,475
Average shares outstanding - diluted	96,957,441	96,653,401	96,506,827	96,373,950	96,373,121
Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.23%	4.31%	4.30%	4.36%	4.38%
Available-for-sale securities:
Taxable	1.40%	1.54%	1.43%	1.42%	1.45%
Tax-exempt	5.44%	5.40%	5.30%	5.37%	5.44%
Short-term investments	0.24%	0.22%	0.24%	0.22%	0.24%
Total interest earning assets and revenue	3.78%	3.80%	3.85%	3.89%	3.88%
Deposits	0.23%	0.24%	0.25%	0.28%	0.28%
Demand - interest bearing	0.19%	0.18%	0.18%	0.17%	0.17%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.79%	0.82%	0.87%	0.96%	0.97%
Short-term borrowings	0.11%	0.12%	0.11%	0.10%	0.09%
Total int bearing dep & s/t borrowings	0.31%	0.31%	0.33%	0.36%	0.37%
Junior subordinated debt	2.86%	2.84%	2.82%	2.81%	2.81%
Long-term debt	2.90%	2.88%	2.86%	2.85%	2.84%
Total interest bearing liabilities and expense	0.34%	0.34%	0.36%	0.39%	0.40%
Interest bearing liabilities to interest earning assets	70.36%	71.13%	70.57%	71.07%	71.98%
Net interest tax equivalent adjustment	$2,628	$2,653	$2,736	$2,810	$2,860

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
	(Dollars in thousands)
Assets
Cash and due from banks	$183,541	$199,337	$204,231	$169,226	$201,196
Interest bearing deposits with other banks	34,438	360,469	153,019	70,408	44,949
Available-for-sale securities, at fair value	2,251,153	2,194,373	2,156,927	2,211,462	2,332,192
Loans and leases	10,041,455	9,761,555	9,749,540	9,546,250	9,347,429
Less: Unearned income	33,884	34,585	36,604	35,708	35,768
Allowance for credit losses	138,312	136,660	142,443	143,950	147,132

Net loans and leases	9,869,259	9,590,310	9,570,493	9,366,592	9,164,529
Loans held for sale	199,370	186,510	141,015	137,005	105,643
Premises and equipment, net	303,837	305,335	304,943	307,497	310,515
Accrued interest receivable	41,065	42,933	41,985	42,311	40,697
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	22,415	23,476	24,508	25,619	26,745
Bank owned life insurance	247,983	246,148	247,076	243,827	241,962
Other real estate owned	24,299	27,889	33,984	42,691	55,253
Other assets	166,073	162,044	156,690	163,421	170,708

Total Assets	$13,634,931	$13,630,322	$13,326,369	$13,071,557	$12,985,887

Liabilities
Deposits:
Demand: Noninterest bearing	$2,911,972	$2,914,949	$2,778,686	$2,811,156	$2,718,242
Interest bearing	4,881,469	4,979,710	4,868,054	4,498,275	4,511,760
Savings	1,407,616	1,395,857	1,331,963	1,311,874	1,299,203
Other time	1,933,904	1,962,138	1,993,636	2,080,232	2,141,209

Total deposits	11,134,961	11,252,654	10,972,339	10,701,537	10,670,414
Federal funds purchased and securities sold under agreement to repurchase	375,980	384,829	388,166	431,428	394,446
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	92,500	1,500	3,500	2,000	2,000
Accrued interest payable	3,494	3,371	3,400	3,894	3,926
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	73,962	76,055	78,148	81,742	83,835
Other liabilities	250,640	243,507	251,559	217,215	219,218

Total Liabilities	11,954,735	11,985,114	11,720,310	11,461,014	11,397,037
Shareholders’ Equity
Common stock	241,889	241,361	240,637	240,165	240,118
Capital surplus	337,272	331,016	324,271	322,488	321,952
Accumulated other comprehensive loss	(41,288)	(37,033)	(43,686)	(15,513)	(15,040)
Retained earnings	1,142,323	1,109,864	1,084,837	1,063,403	1,041,820

Total Shareholders’ Equity	1,680,196	1,645,208	1,606,059	1,610,543	1,588,850

Total Liabilities & Shareholders’ Equity	$13,634,931	$13,630,322	$13,326,369	$13,071,557	$12,985,887

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
	(Dollars in thousands)
Assets
Cash and due from banks	$152,792	$132,734	$166,941	$155,876	$157,813
Interest bearing deposits with other banks	212,634	426,792	165,713	120,707	145,530
Available-for-sale securities, at fair value	2,211,931	2,190,989	2,180,000	2,272,114	2,394,045
Loans and leases	9,903,034	9,706,941	9,615,125	9,430,043	9,269,469
Less: Unearned income	34,716	35,954	36,066	36,334	36,726
Allowance for credit losses	140,483	141,299	143,842	146,592	149,676

Net loans and leases	9,727,835	9,529,688	9,435,217	9,247,117	9,083,067
Loans held for sale	151,077	109,291	113,493	105,964	53,676
Premises and equipment, net	305,335	305,277	306,630	309,373	313,012
Accrued interest receivable	38,268	39,279	39,034	38,758	38,291
Goodwill	291,498	291,498	291,498	291,498	293,082
Other identifiable intangibles	22,780	23,834	24,910	26,031	25,271
Bank owned life insurance	246,872	246,538	245,584	242,718	240,736
Other real estate owned	27,190	32,062	39,209	49,123	60,822
Other assets	128,334	129,686	122,901	127,824	128,534

Total Assets	$13,516,546	$13,457,668	$13,131,130	$12,987,103	$12,933,879

Liabilities
Deposits:
Demand: Noninterest bearing	$2,895,451	$2,807,816	$2,837,919	$2,766,626	$2,683,939
Interest bearing	4,899,467	4,985,577	4,617,998	4,480,008	4,492,495
Savings	1,404,336	1,358,565	1,321,000	1,308,184	1,298,829
Other time	1,948,992	1,974,252	2,025,277	2,108,023	2,174,814

Total deposits	11,148,246	11,126,210	10,802,194	10,662,841	10,650,077
Federal funds purchased and securities sold under agreement to repurchase	399,447	398,237	426,842	444,017	435,505
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	6,555	3,056	2,261	6,489	3,621
Accrued interest payable	3,457	3,338	3,630	3,940	3,926
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	73,962	76,078	79,387	81,742	83,967
Other liabilities	201,690	203,055	180,379	164,155	158,997

Total Liabilities	11,856,555	11,833,172	11,517,891	11,386,382	11,359,291
Shareholders’ Equity
Common stock	241,540	240,992	240,436	240,123	240,071
Capital surplus	332,993	326,476	323,372	322,219	321,628
Accumulated other comprehensive loss	(38,534)	(39,529)	(22,747)	(14,827)	(16,663)
Retained earnings	1,123,992	1,096,557	1,072,178	1,053,206	1,029,552

Total Shareholders’ Equity	1,659,991	1,624,496	1,613,239	1,600,721	1,574,588

Total Liabilities & Shareholders’ Equity	$13,516,546	$13,457,668	$13,131,130	$12,987,103	$12,933,879

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Jun-15	Jun-14
INTEREST REVENUE:
Loans and leases	$103,428	$102,135	$103,172	$102,681	$99,962	$205,563	$198,706
Deposits with other banks	126	236	101	68	87	362	363
Available-for-sale securities:
Taxable	6,424	6,844	6,429	6,646	7,133	13,268	14,680
Tax-exempt	3,335	3,377	3,471	3,607	3,669	6,712	7,384
Loans held for sale	1,317	905	1,064	920	648	2,222	965

Total interest revenue	114,630	113,497	114,237	113,922	111,499	228,127	222,098

INTEREST EXPENSE:
Interest bearing demand	2,262	2,183	2,070	1,956	1,905	4,445	3,825
Savings	426	412	411	410	402	838	793
Other time	3,827	4,008	4,453	5,083	5,249	7,835	11,139
Federal funds purchased and securities sold under agreement to repurchase	85	82	89	84	80	167	158
Long-term debt	556	577	603	612	619	1,133	1,248
Junior subordinated debt	165	163	165	164	162	328	330
Other	—	(1)	1	—	1	(1)	1

Total interest expense	7,321	7,424	7,792	8,309	8,418	14,745	17,494

Net interest revenue	107,309	106,073	106,445	105,613	103,081	213,382	204,604
Provision for credit losses	(5,000)	(5,000)	—	—	—	(10,000)	—

Net interest revenue, after provision for credit losses	112,309	111,073	106,445	105,613	103,081	223,382	204,604

NONINTEREST REVENUE:
Mortgage lending	14,102	8,567	3,250	6,938	9,089	22,669	12,483
Credit card, debit card and merchant fees	9,298	8,539	9,921	8,972	8,567	17,837	16,410
Deposit service charges	11,527	11,252	12,538	13,111	12,437	22,779	24,973
Security gains (losses), net	41	14	18	18	5	55	1
Insurance commissions	29,319	33,493	25,376	29,246	28,621	62,812	60,220
Wealth Management	5,508	6,210	5,826	5,961	5,828	11,718	11,951
Other	4,519	5,240	6,584	5,032	5,291	9,759	10,317

Total noninterest revenue	74,314	73,315	63,513	69,278	69,838	147,629	136,355

NONINTEREST EXPENSE:
Salaries and employee benefits	79,759	81,179	76,751	77,453	74,741	160,938	153,624
Occupancy, net of rental income	10,419	10,194	10,500	10,313	10,245	20,613	20,532
Equipment	4,024	3,974	3,996	4,205	4,169	7,998	8,668
Deposit insurance assessments	2,377	2,311	2,430	2,125	2,035	4,688	3,635
Other	31,598	39,275	36,369	39,603	36,764	70,873	68,202

Total noninterest expenses	128,177	136,933	130,046	133,699	127,954	265,110	254,661

Income before income taxes	58,446	47,455	39,912	41,192	44,965	105,901	86,298
Income tax expense	18,733	15,189	11,252	12,414	14,097	33,922	26,986

Net income	$39,713	$32,266	$28,660	$28,778	$30,868	$71,979	$59,312

Net income per share: Basic	$0.41	$0.33	$0.30	$0.30	$0.32	$0.75	$0.62

Diluted	$0.41	$0.33	$0.30	$0.30	$0.32	$0.74	$0.62

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,730,142	$1,676,366	$1,746,486	$1,714,012	$1,699,803
Real estate
Consumer mortgages	2,374,122	2,301,112	2,257,726	2,191,265	2,071,503
Home equity	558,460	538,042	531,374	518,263	506,988
Agricultural	239,884	236,898	239,616	242,023	238,003
Commercial and industrial-owner occupied	1,596,244	1,518,153	1,522,536	1,508,679	1,505,679
Construction, acquisition and development	860,407	892,730	853,623	819,636	772,162
Commercial real estate	2,081,394	1,993,473	1,961,977	1,916,577	1,901,759
Credit cards	110,552	106,287	113,426	109,464	109,186
All other	456,366	463,909	486,172	490,623	506,578

Total loans	$10,007,571	$9,726,970	$9,712,936	$9,510,542	$9,311,661

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$136,660	$142,443	$143,950	$147,132	$149,704
Loans and leases charged-off:
Commercial and industrial	(1,436)	(383)	(1,179)	(306)	(860)
Real estate
Consumer mortgages	(575)	(892)	(900)	(1,510)	(1,682)
Home equity	(245)	(498)	(93)	(510)	(438)
Agricultural	—	(8)	(4)	(47)	(18)
Commercial and industrial-owner occupied	(404)	(394)	(220)	(1,229)	(936)
Construction, acquisition and development	(272)	(343)	(566)	(1,458)	(41)
Commercial real estate	(1,117)	(1,007)	(463)	(70)	(361)
Credit cards	(527)	(676)	(580)	(612)	(608)
All other	(441)	(579)	(847)	(743)	(671)

Total loans charged-off	(5,017)	(4,780)	(4,852)	(6,485)	(5,615)

Recoveries:
Commercial and industrial	282	502	298	565	359
Real estate
Consumer mortgages	1,024	612	821	952	956
Home equity	185	241	102	157	182
Agricultural	36	269	16	45	26
Commercial and industrial-owner occupied	146	550	216	460	78
Construction, acquisition and development	8,978	604	897	392	808
Commercial real estate	600	720	623	286	226
Credit cards	183	153	160	116	135
All other	235	346	212	330	273

Total recoveries	11,669	3,997	3,345	3,303	3,043

Net recoveries (charge-offs)	6,652	(783)	(1,507)	(3,182)	(2,572)
Provision charged to operating expense	(5,000)	(5,000)	—	—	—

Balance, end of period	$138,312	$136,660	$142,443	$143,950	$147,132

Average loans for period	$9,868,318	$9,670,987	$9,579,059	$9,393,709	$9,232,743

Ratio:
Net (recoveries) charge-offs to average loans (annualized)	(0.27%)	0.03%	0.06%	0.13%	0.11%

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$9,740	$3,923	$3,934	$2,786	$2,917
Real estate
Consumer mortgages	21,636	21,435	23,668	23,408	24,355
Home equity	3,550	2,269	2,253	2,073	2,116
Agricultural	259	259	291	638	595
Commercial and industrial-owner occupied	14,007	9,687	11,190	7,495	11,094
Construction, acquisition and development	5,411	5,111	4,162	6,070	9,202
Commercial real estate	12,397	11,107	11,915	11,102	13,406
Credit cards	157	118	133	168	132
All other	609	509	506	872	716

Total nonaccrual loans and leases	$67,766	$54,418	$58,052	$54,612	$64,533

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$20	$30	$41	$60	$302
Real estate
Consumer mortgages	1,022	1,256	1,828	1,590	1,607
Home equity	141	—	—	20	116
Agricultural	—	—	—	—	100
Commercial and industrial-owner occupied	14	—	39	—	—
Construction, acquisition and development	—	—	387	—	—
Commercial real estate	—	—	137	—	—
Credit cards	342	329	327	255	281
All other	29	—	4	—	—

Total loans and leases 90+ days past due, still accruing	1,568	1,615	2,763	1,925	2,406

Restructured Loans and Leases, Still Accruing	10,109	5,433	10,920	12,398	6,712

Total non-performing loans and leases	79,443	61,466	71,735	68,935	73,651

OTHER REAL ESTATE OWNED:	24,299	27,889	33,984	42,691	55,253

Total Non-performing Assets	$103,742	$89,355	$105,719	$111,626	$128,904

Additions to Nonaccrual Loans and Leases During the Quarter	$35,315	$23,607	$21,952	$16,707	$13,748

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,081	$3,270	$2,319	$3,753	$3,605
Real estate
Consumer mortgages	10,622	9,955	11,412	13,013	11,448
Home equity	2,527	2,594	2,047	1,315	960
Agricultural	116	161	366	190	1,122
Commercial and industrial-owner occupied	2,643	3,026	912	2,364	6,340
Construction, acquisition and development	1,120	5,471	4,811	1,036	1,616
Commercial real estate	1,651	3,032	1,510	926	1,658
Credit cards	529	581	739	602	556
All other	1,481	1,014	1,698	1,196	1,490

Total Loans and Leases 30-89 days past due, still accruing	$23,770	$29,104	$25,814	$24,395	$28,795

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	(0.20%)	(0.21%)	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.38%	1.40%	1.47%	1.51%	1.58%
Allowance for credit losses to non-performing loans and leases	174.10%	222.33%	198.57%	208.82%	199.77%
Allowance for credit losses to non-performing assets	133.32%	152.94%	134.74%	128.96%	114.14%
Non-performing loans and leases to net loans and leases	0.79%	0.63%	0.74%	0.72%	0.79%
Non-performing assets to net loans and leases	1.04%	0.92%	1.09%	1.17%	1.38%

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	June 30, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,688,364	$695	$33,809	$107	$—	$7,167	$1,730,142
Real estate
Consumer mortgages	2,288,980	—	81,312	226	—	3,604	2,374,122
Home equity	547,169	—	9,480	—	—	1,811	558,460
Agricultural	232,626	—	7,258	—	—	—	239,884
Commercial and industrial-owner occupied	1,538,436	—	47,991	233	—	9,584	1,596,244
Construction, acquisition and development	826,039	—	30,309	444	—	3,615	860,407
Commercial real estate	2,016,614	—	55,452	295	—	9,033	2,081,394
Credit cards	110,552	—	—	—	—	—	110,552
All other	443,484	—	12,583	—	—	299	456,366

Total loans	$9,692,264	$695	$278,194	$1,305	$—	$35,113	$10,007,571

	March 31, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,642,264	$961	$31,202	$99	$—	$1,840	$1,676,366
Real estate
Consumer mortgages	2,218,792	—	78,928	227	—	3,165	2,301,112
Home equity	527,726	—	9,706	—	—	610	538,042
Agricultural	225,990	—	10,908	—	—	—	236,898
Commercial and industrial-owner occupied	1,457,229	—	54,801	242	—	5,881	1,518,153
Construction, acquisition and development	851,938	—	37,303	329	—	3,160	892,730
Commercial real estate	1,923,659	—	59,497	300	—	10,017	1,993,473
Credit cards	106,287	—	—	—	—	—	106,287
All other	451,174	—	12,571	—	—	164	463,909

Total loans	$9,405,059	$961	$294,916	$1,197	$—	$24,837	$9,726,970

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	June 30, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$204,492	$242,960	$223,437	$558,152	$81,380	$132,576	$261,777	$25,368	$1,730,142
Real estate
Consumer mortgages	216,904	290,517	195,055	781,620	69,791	243,264	381,966	195,005	2,374,122
Home equity	76,832	40,315	58,910	216,732	21,724	134,093	8,717	1,137	558,460
Agricultural	6,177	70,084	28,903	73,413	2,942	12,269	46,030	66	239,884
Commercial and industrial-owner occupied	178,562	192,245	187,334	596,559	58,108	163,451	209,016	10,969	1,596,244
Construction, acquisition and development	120,525	100,107	83,103	224,127	19,593	150,280	133,290	29,382	860,407
Commercial real estate	302,727	345,327	245,432	502,630	201,763	185,194	230,854	67,467	2,081,394
Credit cards	—	—	—	—	—	—	—	110,552	110,552
All other	29,618	36,406	25,019	198,509	2,322	32,805	36,230	95,457	456,366

Total loans	$1,135,837	$1,317,961	$1,047,193	$3,151,742	$457,623	$1,053,932	$1,307,880	$535,403	$10,007,571

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,211	$4,012	$472	$1,959	$191	$—	$2,903	$124	$10,872
Real estate
Consumer mortgages	954	3,008	979	8,642	1,014	1,657	1,136	6,399	23,789
Home equity	805	1,251	544	442	—	647	—	2	3,691
Agricultural	79	30	14	77	—	59	—	—	259
Commercial and industrial-owner occupied	368	5,659	983	9,829	822	505	288	4	18,458
Construction, acquisition and development	468	733	—	1,625	1,666	2,556	—	1	7,049
Commercial real estate	1,078	882	2,774	2,596	441	3,258	2,162	—	13,191
Credit cards	—	—	—	—	—	—	—	1,387	1,387
All other	—	201	170	181	—	194	—	1	747

Total loans	$4,963	$15,776	$5,936	$25,351	$4,134	$8,876	$6,489	$7,918	$79,443

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.59%	1.65%	0.21%	0.35%	0.23%	0.00%	1.11%	0.49%	0.63%
Real estate
Consumer mortgages	0.44%	1.04%	0.50%	1.11%	1.45%	0.68%	0.30%	3.28%	1.00%
Home equity	1.05%	3.10%	0.92%	0.20%	0.00%	0.48%	0.00%	0.18%	0.66%
Agricultural	1.28%	0.04%	0.05%	0.10%	0.00%	0.48%	0.00%	0.00%	0.11%
Commercial and industrial-owner occupied	0.21%	2.94%	0.52%	1.65%	1.41%	0.31%	0.14%	0.04%	1.16%
Construction, acquisition and development	0.39%	0.73%	0.00%	0.73%	8.50%	1.70%	0.00%	0.00%	0.82%
Commercial real estate	0.36%	0.26%	1.13%	0.52%	0.22%	1.76%	0.94%	0.00%	0.63%
Credit cards	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.25%	1.25%
All other	0.00%	0.55%	0.68%	0.09%	0.00%	0.59%	0.00%	0.00%	0.16%

Total loans	0.44%	1.20%	0.57%	0.80%	0.90%	0.84%	0.50%	1.48%	0.79%

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	June 30, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	213	30	25	1,599	—	71	110	—	2,048
Home equity	—	—	—	101	—	—	—	—	101
Agricultural	—	—	—	25	—	—	—	—	25
Commercial and industrial-owner occupied	260	—	—	587	—	307	60	—	1,214
Construction, acquisition and development	3,887	84	130	13,165	—	2,373	—	—	19,639
Commercial real estate	170	—	—	714	—	122	63	—	1,069
All other	—	21	—	98	—	—	—	—	119

Total loans	$4,614	$135	$155	$16,289	$—	$2,873	$233	$—	$24,299

	Quarter Ended
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$27,889	$33,984	$42,691	$55,253	$63,595
Additions to foreclosed properties
New foreclosed property	1,730	2,804	2,257	3,476	4,144
Reductions in foreclosed properties
Sales	(4,284)	(6,726)	(8,548)	(14,429)	(10,269)
Writedowns	(1,036)	(2,173)	(2,416)	(1,609)	(2,217)

Balance, end of period	$24,299	$27,889	$33,984	$42,691	$55,253

FORECLOSED PROPERTY EXPENSE
(Gain) Loss on sale of other real estate owned	$204	$(779)	$1,643	$3,289	$1,073
Writedown of other real estate owned	1,036	2,173	2,416	1,609	2,217
Other foreclosed property expense	385	577	534	823	912

Total foreclosed property expense	$1,625	$1,971	$4,593	$5,721	$4,202

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
NONINTEREST REVENUE:
Mortgage lending	$14,102	$8,567	$3,250	$6,938	$9,089
Credit card, debit card and merchant fees	9,298	8,539	9,921	8,972	8,567
Deposit service charges	11,527	11,252	12,538	13,111	12,437
Securities gains, net	41	14	18	18	5
Insurance commissions	29,319	33,493	25,376	29,246	28,621
Trust income	3,543	4,036	3,791	3,537	3,624
Annuity fees	470	558	540	461	695
Brokerage commissions and fees	1,495	1,616	1,495	1,963	1,509
Bank-owned life insurance	1,835	1,899	3,249	1,865	1,885
Other miscellaneous income	2,684	3,341	3,335	3,167	3,406

Total noninterest revenue	$74,314	$73,315	$63,513	$69,278	$69,838

NONINTEREST EXPENSE:
Salaries and employee benefits	$79,759	$81,179	$76,751	$77,453	$74,741
Occupancy, net of rental income	10,419	10,194	10,500	10,313	10,245
Equipment	4,024	3,974	3,996	4,205	4,169
Deposit insurance assessments	2,377	2,311	2,430	2,125	2,035
Amortization of bond issue cost	12	12	12	12	12
Advertising	1,686	781	1,233	1,192	1,331
Foreclosed property expense	1,625	1,971	4,593	5,721	4,202
Telecommunications	1,897	1,922	1,960	2,254	2,258
Public relations	653	570	770	950	857
Data processing	5,324	5,393	4,804	5,317	5,384
Computer software	2,690	2,606	2,763	2,488	2,851
Amortization of intangibles	1,061	1,032	1,111	1,126	1,148
Legal	1,998	7,681	2,322	2,620	3,002
Merger expense	4	(2)	4	188	1,010
Postage and shipping	1,194	1,172	1,239	1,103	1,116
Other miscellaneous expense	13,454	16,137	15,558	16,632	13,593

Total noninterest expense	$128,177	$136,933	$130,046	$133,699	$127,954

INSURANCE COMMISSIONS:
Property and casualty commissions	$21,145	$20,673	$19,007	$22,746	$21,576
Life and health commissions	6,202	5,412	5,521	5,128	5,549
Risk management income	637	666	621	708	617
Other	1,335	6,742	227	664	879

Total insurance commissions	$29,319	$33,493	$25,376	$29,246	$28,621

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$49,190	$51,296	$53,759	$52,272	$53,436
Additions to mortgage servicing rights:
Originations of servicing assets	4,344	2,499	2,453	2,400	2,565
Changes in fair value:
Due to payoffs/paydowns	(1,930)	(1,564)	(1,480)	(1,559)	(1,616)
Due to change in valuation inputs or assumptions used in the valuation model	4,321	(3,039)	(3,434)	648	(2,111)
Other changes in fair value	(1)	(2)	(2)	(2)	(2)

Fair value, end of period	$55,924	$49,190	$51,296	$53,759	$52,272

Production revenue:
Origination	$7,395	$8,914	$3,949	$3,736	$8,758
Servicing	4,316	4,256	4,215	4,113	4,058
Payoffs/Paydowns	(1,930)	(1,564)	(1,480)	(1,559)	(1,616)

Total production revenue	9,781	11,606	6,684	6,290	11,200
Market value adjustment	4,321	(3,039)	(3,434)	648	(2,111)

Total mortgage lending revenue	$14,102	$8,567	$3,250	$6,938	$9,089

Mortgage loans serviced	$5,802,407	$5,705,638	$5,686,756	$5,649,897	$5,630,192
MSR/mtg loans serviced	0.96%	0.86%	0.90%	0.95%	0.93%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,336,846	$1,286,981	$1,215,054	$1,238,088	$1,333,368
Government agency issued residential mortgage-back securities	217,191	200,381	209,230	218,748	229,414
Government agency issued commercial mortgage-back securities	224,450	227,409	240,568	237,325	237,321
Obligations of states and political subdivisions	458,322	471,539	483,864	509,304	520,897
Other	14,344	8,063	8,211	7,997	11,192

Total available-for-sale securities	$2,251,153	$2,194,373	$2,156,927	$2,211,462	$2,332,192

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including pre-tax, pre-provision earnings, net operating income, tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income to Net Income:

		Quarter ended
		6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Net income		$39,713	$32,266	$28,660	$28,778	$30,868
Plus:	Provision for credit losses	(5,000)	(5,000)	—	—	—
	Income tax expense	18,733	15,189	11,252	12,414	14,097

Pre-tax, pre-provision earnings		$53,446	$42,455	$39,912	$41,192	$44,965

Net income		$39,713	$32,266	$28,660	$28,778	$30,868
Plus:	Merger expense, net of tax	3	(1)	2	117	626
	One time charge for BSA, net of tax	—	—	—	1,903	—

Net operating income		$39,716	$32,265	$28,662	$30,798	$31,494

- MORE -

BXS Announces Second Quarter Results

July 20, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

		Quarter ended
		6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
	Tangible assets
	Total assets	$13,634,931	$13,630,322	$13,326,369	$13,071,557	$12,985,887
Less:	Goodwill	291,498	291,498	291,498	291,498	291,498
	Other identifiable intangible assets	22,415	23,476	24,508	25,619	26,745

	Total tangible assets	$13,321,018	$13,315,348	$13,010,363	$12,754,440	$12,667,644
	Tangible shareholders’ equity
	Total shareholders’ equity	$1,680,196	$1,645,208	$1,606,059	$1,610,543	$1,588,850
Less:	Goodwill	291,498	291,498	291,498	291,498	291,498
	Other identifiable intangible assets	22,415	23,476	24,508	25,619	26,745

	Total tangible shareholders’ equity	$1,366,283	$1,330,234	$1,290,053	$1,293,426	$1,270,607
	Total average assets	$13,516,546	$13,457,668	$13,131,130	$12,987,103	$12,933,879
	Total common shares outstanding	96,755,530	96,544,502	96,254,903	96,065,021	96,046,057
	Average shares outstanding-diluted	96,957,441	96,653,401	96,506,827	96,373,950	96,373,121
	Tangible shareholders’ equity to tangible assets*	10.26%	9.99%	9.92%	10.14%	10.03%
	Return on tangible equity **	11.66%	9.84%	8.81%	8.83%	9.74%
	Pre-tax pre-provision return on average assets ***	1.59%	1.29%	1.21%	1.26%	1.39%
	Tangible book value per share****	$14.12	$13.78	$13.40	$13.46	$13.23
	Operating earnings per share*****	$0.41	$0.33	$0.30	$0.32	$0.33

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -